UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 17, 2005 (May 12, 2005)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0404134 (I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY (Address of principal executive office)		10038 (Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 12, 2005, MortgageIT Holdings, Inc. (the "Company") and MortgageIT, Inc. ("MortgageIT") entered into Amendment No. 8 to Amended and Restated Master Repurchase Agreement ("Amendment No. 8"), by and between Merrill Lynch Mortgage Capital Inc., MortgageIT and the Company (together with MortgageIT, the "Sellers"), which amends the Amended and Restated Master Repurchase Agreement, dated as of August 4, 2004, as amended by Amendment No. 1, dated as of September 21, 2004, Amendment No. 2, dated as of November 11, 2004, Amendment No. 3, dated as of November 18, 2004, Amendment No. 4, dated as of December 8, 2004, Amendment No. 5, dated as of December 10, 2004, Amendment No. 6, dated as of December 17, 2004 and Amendment No. 7, dated as of March 7, 2005 (the "Amended Repurchase Agreement"). The only significant change to the Amended Repurchase Agreement resulting from Amendment No. 8 is to amend the ratio of Indebtedness to Tangible Net Worth to no greater than 22:1 for the quarter ended March 31, 2005. The foregoing description of Amendment No. 8 is qualified in its entirety by reference to Amendment No. 8, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

* * * *

Item 9.01    Financial Statements and Exhibits.

(c)     Exhibits.

10.1	Amendment No. 8 to Amended and Restated Master Repurchase Agreement, dated May 12, 2005, between MortgageIT Holdings, Inc., MortgageIT, Inc. and Merrill Lynch Mortgage Capital Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.
By:	/s/ John R. Cuti
John R. Cuti Secretary

Date: May 17, 2005

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated May 17, 2005 (May 12, 2005)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 8 to Amended and Restated Master Repurchase Agreement, dated May 12, 2005, between MortgageIT Holdings, Inc., MortgageIT, Inc. and Merrill Lynch Mortgage Capital Inc.